Exhibit 10k-1

BELLSOUTH NONQUALIFIED DEFERRED

COMPENSATION PLAN

(As amended and restated effective as of January 1, 2005)

BELLSOUTH NONQUALIFIED DEFERRED COMPENSATION PLAN

(As amended and restated effective as of January 1, 2005)

BellSouth Corporation (“BellSouth”) established on the first (1st) day of January, 1985, the BellSouth Nonqualified Deferred Compensation Plan (“Plan”) for certain executive employees and all Nonemployee Directors of BellSouth and its adopting subsidiaries, and the Plan was subsequently amended from time to time. The Plan is now hereby amended and restated, effective as of January 1, 2005, and as so amended and restated is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, with respect to all benefits under the Plan that are subject to Section 409A. Subject to the limitations contained in Article 2 of the Plan, and except as expressly provided herein, the Plan as so amended and restated shall hereafter apply to all Deferral Agreements, including those executed before this effective date, under the Plan.

ARTICLE 1

DEFINITIONS

1.1        “Base Salary” means the gross salary paid to executive employees, not including Nonemployee Directors, plus the amount of any before-tax basic and supplemental contributions to the BellSouth Retirement Savings Plan and the amount of any other deferrals from gross salary under any nonqualified deferred compensation plans which may be maintained by an Employer from time to time.

1.2	“Board” means the Board of Directors of BellSouth.

1.2A    “Change in Control Severance Plan” means a severance plan (or plans) adopted under the terms of the Company Disclosure Letter to the Merger Agreement (as defined in Section 1.14A below).

1.3	“Code” means the Internal Revenue Code of 1986, as amended.

1.4	“Compensation” means Net Monthly Salary or Net Directors Fees and Retainers.

1.5         “Compensation Rate” means the cash compensation of an Employee Participant, including (i) annual Base Salary rate in effect on the date the Deferral Agreement is executed and (ii) the standard short-term award amount in effect on the date the Deferral Agreement is executed for an Employee Participant who is an officer in the executive compensation group or lump sum payments under incentive compensation programs received for performance rendered during the calendar year preceding the year in which the Deferral Agreement is executed for an Employee Participant other than an officer in the executive compensation group.

1.6        “Deferral Agreement” means an agreement pursuant to which deferral elections under this Plan are made and includes a standard Fixed Benefit Agreement for Nonemployee Directors, substantially in the form of Exhibit A hereto, a standard Fixed Benefit Agreement for Employee Participants, substantially in the form of Exhibit B hereto, a standard Deferral Agreement which allows Nonemployee Directors to select between a Fixed Benefit Agreement and a Stock Unit Agreement, substantially in the form of Exhibit C hereto; a Deferral Agreement for deferral of certain lump sum payments by Employee Participants, substantially in the form of Exhibit D hereto; and includes any modifications to such agreements or such other agreements as are approved from time to time for use in connection with this Plan as described in Article 2.

1.7        “Designated Beneficiary” means the beneficiary designated by a Participant as provided in Section 6.1.

1.8        “Disabled” or “Disability” means, with respect to a Non-Grandfathered Participant, any of the following:

(a)         the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b)        the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

1.8A    “Effective Date” means January 1, 2005, the date as of which the Plan is amended and restated.

1.9        “Eligible Person” means an executive employee of an Employer or Nonemployee Director who is authorized by the Board to participate in this Plan and is presented a Deferral Agreement for execution.

1.10     “Employee Participant” means an Eligible Person other than a Nonemployee Director.

1.11     “Employer” means (i) BellSouth and (ii) any subsidiary of BellSouth, at least eighty percent (80%) of the capital stock of which is owned by BellSouth or by one or more subsidiaries of BellSouth if the Board of Directors of that subsidiary adopts the Plan and if that subsidiary’s adoption of the Plan is approved by the Board or its designee.

1.12     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.12A    “Executive Severance Agreement” means a BellSouth executive change in control agreement entered into by and between an executive who is a Participant in this Plan and BellSouth, as amended and/or superseded from time to time, providing certain benefits in the event of a change in corporate control of BellSouth.

1.13     “Fixed Benefit Agreement” means a Deferral Agreement which provides for a fixed benefit at Retirement under Section 5.1.

1.13A  “Grandfathered Participant” means any Participant other than a Non-Grandfathered Participant.

1.14     “Interim Distribution” means a distribution specified as an Interim Distribution in a Deferral Agreement.

1.14A    “Merger” means the planned merger, pursuant to the Agreement and Plan of Merger dated as of March 4, 2006 (the “Merger Agreement”), by and among BellSouth, AT&T Inc. (“AT&T”), and ABC Consolidation Corp., a Georgia corporation and wholly-owned subsidiary of AT&T (“Merger Sub”), pursuant to which, at the “Effective Time” (as defined in the Merger Agreement), BellSouth will be merged with and into the Merger Sub.

1.15     “Net Credited Service” means an Employee Participant’s net credited service as defined in the BellSouth Corporation Personal Retirement Account Pension Plan under the terms of such plan in effect on the Effective Date, except that it shall include only the portion of an Employee Participant’s net credited service as is attributable to service with BellSouth, an Employer or any other corporation which is a member of the same controlled group of corporations, within the meaning of Code Section 414(b), as BellSouth and any trade or business (whether or not incorporated) which is under common control with BellSouth, within the meaning of Code Section 414(c).

1.16     “Net Monthly Salary” or “Net Directors Fees and Retainers” means the amount of a Participant’s Base Salary or Directors Fees and Retainers which actually is paid to him or her in any month net of all withholding, allotments, and deductions other than any reduction as a result of participation in this Plan.

1.17     “Nonemployee Director” means a member of the Board, or a member of the Board of Directors of any other Employer, who is not concurrently a common law employee of an Employer.

1.17A    “Non-Grandfathered Participant” means any Employee Participant who (a) is described in Section 5.5A or Section 5.5B, or (b) otherwise first becomes eligible for a Retirement benefit, or dies or becomes Disabled, on or after January 1, 2005.

                1.18     “Participant” means an Eligible Person who has executed a Deferral Agreement which is accepted by an Employer under Article 4.

1.19     “Plan Administrator” means the Chief Executive Officer of BellSouth and any individual or committee he designates to act on his behalf with respect to any or all of his responsibilities hereunder; provided, the Board may designate any other person or committee to serve in lieu of the Chief Executive Officer as the Plan Administrator with respect to any or all of the administrative responsibilities hereunder.

1.20     “Plan Year” means (i) February 1, 1985, through December 31, 1985, and (ii) each calendar year thereafter through 1996. For certain Employee Participants designated by the Board, “Plan Year” also means calendar year 1997. For Nonemployee Directors, “Plan Year” also means the period from January 1, 1997 through April 30, 1997, and for certain Nonemployee Directors designated by the Board, “Plan Year” also means (A) May 1, 1997, through April 30, 1998, (B) May 1, 1998, through April 30, 1999, and (C) May 1, 1999, through April 30, 2000, to the extent the Board shall designate.

1.20A    “Rabbi Trust Agreements” means each and all of the: (i) BellSouth Corporation Trust Under Executive Benefit Plan(s); (ii) BellSouth Telecommunications, Inc. Trust Under Executive Benefit Plan(s); (iii) BellSouth Enterprises, Inc. Trust Under Executive Benefit Plan(s); (iv) BellSouth Corporation Trust Under Executive Benefit Plan(s) for Mobile Systems Executives; (v) BellSouth Corporation Trust Under Executive Benefit Plan(s) for Advertising and Publishing Executives; (vi) Trust Under Executive Benefit Plan(s) for Certain BellSouth Companies; (vii) BellSouth Corporation Trust Under Board of Directors Benefit Plan(s); and (viii) BellSouth Telecommunications, Inc. Trust Under Board of Directors Benefit Plan(s); in each case, as amended from time to time.

1.21     “Retirement” means (1) any termination of employment by a Nonemployee Director and (2) any termination of employment by an Employee Participant who is (or would be) eligible for a pension, other than a deferred vested pension, under the terms and conditions of the BellSouth Personal Retirement Account Pension Plan, or comparable plan maintained by the Employer employing such Participant, under the terms of such plans in effect on the Effective Date. Additionally, “Retirement” means any termination of employment by an Employee Participant who has attained age 62 or older and whose Net Credited Service is ten years or more at the time of employment termination.

Notwithstanding anything to the contrary herein, after the Merger, with respect to any Non-Grandfathered Participant who otherwise satisfies none of the alternative definitions of Retirement described above, “Retirement” also means the termination of employment by the Non-Grandfathered Participant if at such time (A) the sum of (i) plus (ii) equals or exceeds seventy-five (75) years where (i) is the Non-Grandfathered Participant’s whole years and whole months of age and (ii) is the Non-Grandfathered Participant’s whole years and whole months of Net Credited Service, and (B) the Non-Grandfathered Participant’s Net Credited Service is at least ten (10) years (the “Rule of 75”).

                1.22     “Retirement Benefit” means a benefit specified as a Retirement Benefit in a Deferral Agreement.

1.22A    “Section 409A” means Code section 409A and the Treasury regulations or other authoritative guidance issued thereunder. Whenever the terms “subject to Section 409A” or “to the extent permitted by Section 409A” (or any such similar reference so as to indicate that a Plan provision is subject to Section 409A) are used, such terms shall be interpreted to mean that the applicable Plan provision shall be effective only if and to the extent such provision would not trigger penalty taxes or interest under Section 409A.

1.23	“Share” means a share of $1.00 par value common stock of BellSouth.

1.24     “Stock Unit” means a bookkeeping entry representing the equivalent of one Share credited to a Participant as described in Section 4.5.

1.25     “Stock Unit Agreement” means a Deferral Agreement which provides a benefit at Retirement under Section 5.1 based upon Stock Units.

ARTICLE 2

TERM; AMENDMENT

This Plan may at any time or from time to time be amended and modified and shall be effective until terminated by the Board; provided that no such action shall accelerate or postpone the time or schedule of payment of any Plan benefits except as may be permitted under Code Section 409A and regulations thereunder. This Plan originally provided for Plan Years 1985 through 1998 with Plan specifications and applicable interest rates being approved by the Board for each separate Plan Year. Notwithstanding the foregoing, effective November 25, 1996, no deferrals will be permitted under the Plan except with respect to the Plan Years described in Section 1.20 and then only to the extent provided in resolutions adopted by the Board.

Notwithstanding the foregoing, no contractual right created by and under any Deferral Agreement on the date of termination or amendment shall be abrogated by the termination or amendment of this Plan unless the Participant who executed such Deferral Agreement consents. Participants have no other right or interest in the continuance of this Plan in any form.

ARTICLE 3

ADMINISTRATION; INTERPRETATION

3.1	Claim Procedure.

(a)         Initial Claim. Claims for benefits under the Plan may be filed with the Plan Administrator on forms or in such other written documents as the Plan Administrator may prescribe. The Plan Administrator shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

(b)        Appeal. Any Participant or Designated Beneficiary who has been denied a benefit shall be entitled, upon request to the Plan Administrator, to appeal the denial of the claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Plan Administrator’s possession in order to prepare the appeal. The request for review, together with written statement of the claimant’s position, must be filed with the Plan Administrator no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 3.1. The Plan Administrator’s decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

3.2        Interpretation. The Plan Administrator shall have the exclusive responsibility and complete discretionary authority to control the operation and administration of the Plan, with all powers necessary to properly carry out such responsibility, including without limitation, the full and exclusive power to (i) interpret the terms and conditions of this Plan and any Deferral Agreement, including the power to construe ambiguous or uncertain terms, (ii) to establish reasonable procedures with which Participants must comply to exercise any right established hereunder or any contractual right established under the Deferral Agreement, (iii) to determine status, coverage, eligibility for and the amount of benefits, and all questions arising in correction therewith, and (iv) to resolve all questions that arise in the operation and administration of this Plan. The rights and duties of Participants and other persons and entities are subject to, and governed by, such acts of administration, interpretations and procedures. All actions or determinations of the Plan Administrator (or its delegates) under this Article 3 shall be final, conclusive and binding on all persons.

3.3        Post-Merger Plan Administration. Notwithstanding anything to the contrary in this Plan, following the Merger, responsibility for administration of the Plan shall be determined under the terms of the Rabbi Trust Agreements. As provided in the Rabbi Trust Agreements, claims for benefits, appeals of benefit denials and Plan interpretations shall be made by a “Trust Contractor” or “Independent Fiduciary” (as such terms are defined in the Rabbi Trust

Agreements), as the case may be. At any time during which a Trust Contractor or Independent Fiduciary shall, under the terms of the Rabbi Trust Agreements, have such Plan administrative responsibilities, the term “Plan Administrator” as used in this Plan shall refer to such Trust Contractor or Independent Fiduciary.

ARTICLE 4

DEFERRAL AGREEMENT

4.1	Election to Defer.

(a)         As hereinafter provided and subject to acceptance by an Employer, (i) an Eligible Person may elect to reduce the amount of Compensation which will be paid to him or her during any Plan Year by executing and delivering to his or her Employer in a timely fashion a standard Deferral Agreement substantially in the form of Exhibit A, Exhibit B or Exhibit C hereto, as presented to such Eligible Person, and (ii) an Employee Participant may elect to reduce the amount of a lump-sum payment to which he or she may become entitled in connection with separation under a severance arrangement approved by the Board as applicable to this Plan by executing and delivering to his or her Employer in a timely fashion a Deferral Agreement substantially in the form of Exhibit D hereto, as presented to such Employee Participant.

(b)        The Board shall determine who is an Eligible Person under the Plan for each Plan Year and the terms and conditions of Deferral Agreements to be presented to such Eligible Persons, including the maximum amount of Compensation subject to deferral under Section 4.4, the interest rate approved for calculating Retirement Benefits for Fixed Benefit Agreements under Section 4.2, the timing and number of Retirement Benefit payments under Section 5.1 and of any Interim Distributions under Section 5.2. The Board may limit the number of deferrals by any Eligible Person and may vary the terms and conditions of Deferral Agreements applicable to Eligible Persons based upon the number of an Eligible Person’s previous deferrals, the classification and/or Employer of an Eligible Person or for any other reasons. Only Nonemployee Directors of BellSouth shall be offered Stock Unit Agreements under the Plan.

4.2        Creation of Contractual Obligation. An Employer which accepts a properly executed and timely delivered Deferral Agreement for a Plan Year, as evidenced by the execution of such Deferral Agreement (including by facsimile signature) by an officer of such Employer or by an officer of BellSouth on behalf of such Employer, agrees to pay to the Participant or to his or her Designated Beneficiary the benefits described in Article 5, which shall be calculated based upon (i) the amount deferred by each Participant, (ii) either (A) interest rates established for such Deferral Agreement by the Board or its delegate and applied to that amount quarterly for the time which elapses between the Plan Year and the date of benefit payments, or (B) in the case of Stock Unit Agreements, share price and dividend performance as described in Section 4.5, and (iii) other factors established in this Plan and by the Board or its delegate.

4.3        Timing of Election. An Eligible Person may execute and deliver to his or her Employer a standard Deferral Agreement, substantially in the form of Exhibit A, B or C hereto, on or before November 30 of any calendar year (or on or before December 16, 1994 in the case of BellSouth Nonemployee Director elections for Plan Year 1995), to reduce the Eligible Person’s Compensation only for the next subsequent Plan Year. In addition, an Employee Participant may execute and deliver to his or her Employer a Deferral Agreement, substantially in the form of Exhibit D hereto, in connection with a lump-sum payment described in Section 4.1(b) of this Plan within the time period prescribed by his or her Employer, but in no event later than the day preceding the day on which he or she enters into a separation agreement with the Employer. Notwithstanding any other provisions of this Plan or any Deferral Agreement, no deferral Agreement shall be effective to defer Compensation (or other amount) which is earned by any Eligible Person on or before the date upon which the Deferral Agreement is properly executed and timely delivered to the Participant’s Employer.

4.4	Amount of Deferral.

(a)         An Employee Participant may elect to defer during any Plan Year a dollar amount which is less than or equal to a specified percentage of his or her Compensation Rate applicable to the Plan Year rounded to the next highest one thousand dollars. The Board shall establish the specified percentage of the Compensation Rate applicable to each Plan Year. A Nonemployee Director may elect to defer any dollar amount which is less than or equal to one hundred percent (100%) of his or her Compensation during the Plan Year to which the Deferral Agreement applies. Notwithstanding any provision of any Deferral Agreement or this Plan to the contrary, the Deferral Agreement of a Participant shall be modified automatically if necessary such that all actual reductions pursuant to his or her Deferral Agreement are made from his or her Net Monthly Salary or his or her Net Directors Fees and Retainers.

(b)        An Employee Participant may elect to defer a portion of a lump-sum payment to which he or she may become entitled as described in Section 4.1(b) in an amount not to exceed the dollar amount by which any election of deferrals under paragraph (a) of this Section 4.4 for the Plan Year in which the Employee Participant terminates employment have not been satisfied at the time of termination of employment, except as may be otherwise approved by the Board.

4.5	Stock Units.

(a)         Benefits paid to or on behalf of a Participant with respect to a Stock Unit Agreement for a Plan Year will be based upon the value of the Stock Units in such Participant’s Stock Unit account for such Plan Year except as otherwise specifically provided in this Plan. An Employer shall credit Stock Units to such Participant’s account during the Plan Year for which a Stock Unit Agreement is in effect for each date that Compensation otherwise would be paid to such Participant equal to the amount of such Compensation elected to be deferred under the Stock Unit Agreement divided by the average of the high and low sales price of a Share on the New York Stock Exchange (“NYSE”) on such date (or the immediately preceding trading day if the NYSE is closed on such date.) An Employer shall further credit to such Participant’s Stock

Unit account with respect to such Stock Unit Agreement for each dividend payment date an amount of additional Stock Units equal to the dividends that would have been paid on the number of Shares equivalent to the Stock Units in such account as of such dividend payment date divided by the average of the daily high and low sales prices of a Share on the New York Stock Exchange (“NYSE”) for the period of five trading days ending on such dividend payment date (or the period of five trading days immediately preceding such date if the NYSE is closed on such date).

(b)        Payments from a Participant’s Stock Unit account for a Stock Unit Agreement shall be based upon the value of the Stock Units in such account as of the January 1st, first day of a quarter, or other date as of which payment is scheduled to be made. In the case of a Stock Unit Agreement that provides for the payment of a Retirement benefit in installments, the payment for any such installment shall be based on the value of the number of Stock Units equal to the total number of Stock Units in the Participant’s Stock Unit account for such Agreement as of the close of the day for which such installment payment is scheduled to be made divided by the number of remaining installments on such day (including the installment scheduled to be paid on such day.) The value of each Stock Unit for payment purposes shall equal the average of the high and low sales price of a Share on the NYSE on the date for which the payment is scheduled to be made (or the next succeeding trading day if the NYSE is closed on such scheduled payment date.) The number of Stock Units corresponding to any Retirement Benefit payment will be cancelled upon such payment as of the scheduled payment date. Furthermore, the Stock Unit account of a Participant shall be immediately cancelled upon the scheduled payment date for a lump sum payment under Section 5.3A, 5.4, 5.5 or 6.1 or upon the scheduled payment date for the first installment of a payment, if applicable, under Section 5.5.

(c)         In the event of any change in outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, the Board shall make such adjustment, if any, that it deems appropriate in the Stock Units credited to Participant’s accounts. Any and all adjustments shall be conclusive and binding upon all parties concerned.

4.6        No Deferrals Since 2000. No deferrals have been permitted under the Plan since Plan Year 2000. No current or future deferrals shall be permitted under the Plan.

ARTICLE 5

PAYMENT OF BENEFITS

5.1	Retirement Benefit.

(a)         If a Participant terminates employment with his or her Employer and is not immediately reemployed by another Employer (or, in the case of a Non-Grandfathered Participant, by any other entity with which his or her Employer would be considered a single employer under Code Section 414(b) or 414(c)), and such termination constitutes a Retirement, or upon any subsequent termination from such an entity that constitutes a Retirement, then the Employer shall pay to the Participant the Retirement Benefits stated in each of his or her Deferral Agreements as soon as administratively practicable after those dates specified for this purpose in each Deferral Agreement. In the case of a Fixed Benefit Agreement, the Employer also shall make any such Retirement Benefit payment to a Participant who has remained employed through the date specified for such payment in his or her Deferral Agreement. The number of Retirement Benefit payments and the date upon which Retirement Benefit payments begin shall be established for each Plan Year by the Board or its delegate and stated in the Deferral Agreement executed by the Participant for each Plan Year.

(b)        If a Grandfathered Participant is or becomes a proprietor, officer, partner, or employee of, or otherwise is or becomes affiliated with (i) any business that is in competition with any Employer or (ii) any government agency having regulatory jurisdiction over the business activities of any Employer, then, upon that date, no further benefit payments shall be made to the Participant, or any other person with respect to the Participant’s participation in this Plan, under any provision or Section of this Plan, except that, the Participant shall be paid in a lump sum as soon as administratively practicable after the first (1st) day of January following that date an amount with respect to each of the Participant’s Deferral Agreements equal to (i) the amount deferred pursuant to such Deferral Agreement, (ii) plus interest on such amount (adjusted to be take into account all payments described in (iii) immediately below) credited separately at a rate equal to the rate paid on ten (10) year United States Treasury obligations on each date for which interest is credited, compounded quarterly, for each Plan Year between the Plan Year to which the Deferral Agreement applies and the Plan Year in which the act occurs or status is first attained, inclusive, (iii) minus the amount of all Interim Distributions and Retirement Benefits, if any, paid to the Participant or to which the Participant is entitled on or before the date the act occurs or status is first attained with respect to such Deferral Agreement; provided that (x), if the above calculation results in a negative amount, the result shall be deemed to be zero and such negative amount shall not be collected from, or enforced against, the Participant as a claim by his or her Employer, and (y) the amount paid with respect to a Deferral Agreement that is a Stock Unit Agreement will be the value of such Participant’s Stock Unit account for such Deferral Agreement as determined under Section 4.5(b) for such January 1st scheduled payment date if such value is less than the amount otherwise determined by applying (i), (ii) and (iii) immediately above to such Deferral Agreement. This Section 5.1(b) shall be inapplicable with respect to any Non-Grandfathered Participant.

5.2        Interim Distributions. A Participant shall be paid the Interim Distributions stated in each of his or her Deferral Agreements as soon as administratively practicable after those dates stated in that Deferral Agreement. However, no Interim Distribution shall be stated in a Deferral Agreement or paid to any Participant as a result of the Deferral Agreement if the Participant is age fifty-five (55) or older on any day during the Plan Year to which the Deferral Agreement applies. No Interim Distribution shall be paid to a Participant on or after the date upon which the Participant or his or her Designated Beneficiary receives any benefit or payment under any other Section of this Plan or any paragraph of his or her Deferral Agreement providing benefits other than Interim Distributions. Notwithstanding the foregoing, with respect to any Plan Year or selected deferrals in any Plan Year, the Board may specify alternative Interim Distribution schedules. No Interim Distribution shall be paid in connection with any Stock Unit Agreement or any Fixed Benefit Agreement which does not specifically provide for such benefits.

5.3        Pre-retirement, Pre-Disability Eligibility Death Benefit for Plan Year 1985. Regarding deferrals for Plan Year 1985, if a Participant dies on or before the date upon which he or she is first entitled to receive a benefit under Section 5.1 or Section 5.4, then his or her Designated Beneficiary shall be paid in a lump sum as soon as administratively practicable after the first (1st) day of January following his or her date of death an amount equal to: (i) the amount of Compensation deferred pursuant to his or her Deferral Agreement for Plan Year 1985, (ii) plus interest on such amount (adjusted to take into account all payments described in (iii) immediately below) credited separately at the rate approved for and applicable to his or her participation for Plan Year 1985, such rate to be compounded quarterly for each Plan Year between Plan Year 1985 and the Plan Year in which his or her death occurs, inclusive, (iii) minus the amount of all Interim Distributions with respect to such Deferral Agreement, if any, paid to the Participant or to which the Participant is entitled on or before the date of his or her death. If the above calculation results in a negative amount, the result shall be deemed to be zero and such negative amount shall not be collected from, or enforced against the Participant as a claim by his or Participant’s Employer.

If the Participant’s Designated Beneficiary receives or is entitled to receive a benefit hereunder, then no person or persons shall receive or be entitled to receive any benefit or payment with respect to such Participant’s deferral for Plan Year 1985 under any other Section of this Plan or under any Deferral Agreement, notwithstanding any other provision of this Plan or any Deferral Agreement.

5.3A     Pre-Retirement Eligibility Death Benefit for Plan Years After 1985. Regarding deferrals for any Plan Year after 1985, if an Employee Participant dies before the date upon which he or she would have been eligible for Retirement (assuming a termination of employment), then his or her Designated Beneficiary shall be paid in a lump sum as soon as administratively practicable after the first (1st) day of January following his or her date of death an amount with respect to each of the Participant’s Deferral Agreements for Plan Years after 1985 equal to (i) the amount deferred pursuant to such Deferral Agreement, (ii) plus interest on such amount (adjusted to take into account all payments described in (iii) immediately below) credited separately at the rate approved for and applicable to his or her participation for the Plan Year for such Deferral Agreement, such rate to be compounded quarterly for each Plan Year between the Plan Year to which the Deferral Agreement applies and the Plan Year in which his or her death occurs, inclusive, (iii) minus the amount of all Interim Distributions and Retirement Benefits, if any, paid to the Participant or to which the Participant is entitled on or before the date of his or her death with respect to such Deferral Agreement; provided, that if the above calculation results in a negative amount, such result shall be deemed to be zero and such negative amount shall not be collected from, or enforced against, the Participant as a claim by his or her Employer.

If a Nonemployee Director dies, or if an Employee Participant dies on or after the date upon which he or she is eligible for Retirement, whether or not he or she has in fact terminated employment, and in either case if such death occurs prior to the Participant having commenced receipt of benefits or prior to having received all benefits, as the case may be, payable in accordance with a Deferral Agreement under this Plan for Plan Years after 1985, except as provided under Section 5.4, then his or her Designated Beneficiary shall receive all benefits, or continue to receive the remaining benefits, as the case may be, in accordance with that Deferral Agreement; provided, however, that each Grandfathered Participant shall have the right to elect, or to revoke any such election or make a new election, at any time prior to his or her death, to have the death benefit described in this sentence paid to his or her Designated Beneficiary in a lump sum as soon as administratively practicable after the first day of January following the year in which the Grandfathered Participant died. A lump sum payment made pursuant to an election by a Grandfathered Participant in accordance with the preceding sentence shall be in an amount with respect to each of the Grandfathered Participant’s Deferral Agreements for Plan Years after 1985 equal to: (i) the amount deferred pursuant to such Deferral Agreement, (ii) plus interest on such amount (adjusted to take into account all payments described in (iii) immediately below) credited separately at the rate approved for and applicable to his or her participation for the Plan Year for such Deferral Agreement, such rate to be compounded quarterly for each Plan Year between the Plan Year to which the Deferral Agreement applies and the Plan Year in which his or her death occurs, inclusive, (iii) minus the amount of all Interim Distributions and Retirement Benefits, if any, paid to the Grandfathered Participant or to which the Grandfathered Participant is entitled on or before the date of his or her death with respect to such Deferral Agreement; provided that (x), if the above calculation results in a negative amount, such result shall be deemed to be zero and such negative amount shall not be collected from, or enforced against, the estate of the Grandfathered Participant as a claim by the Grandfathered Participant’s Employer, and (y) the amount paid with respect to a Deferral Agreement that is a Stock Unit Agreement will be the value of the Grandfathered Participant’s Stock Unit account for such Deferral Agreement as determined under Section 4.5(b) for such January 1st scheduled payment date instead of the amount determined by applying (i), (ii) and (iii) immediately above to such Deferral Agreement.

If the Participant’s Designated Beneficiary receives or is entitled to receive a benefit hereunder, then no person or persons shall receive or be entitled to receive any benefit or payment with respect to such Participant’s deferral for Plan Years after 1985 under any other Section of this Plan or under any Deferral Agreement, notwithstanding any other provision of this Plan or any Deferral Agreement.

5.4        Pre-Retirement Eligibility Disability Benefit. If an Employee Participant suffers a Disability or becomes Disabled (with respect to Grandfathered Participants, as those terms are defined in the BellSouth Executive Long Term Disability and Survivor Protection Plan and the BellSouth Long Term Disability Plan for Salaried Employees, as amended from time to time) before the date upon which he or she would have been eligible for Retirement (assuming a termination of employment), then he or she shall be paid by the Employer in a lump sum as soon as administratively practicable after the first (1st) day of January following the Plan Year in which the Disability occurs an amount with respect to each of the Participant’s Deferral Agreements equal to (i) the amount deferred pursuant to such Deferral Agreement, (ii) plus interest on each amount (adjusted to take into account all payments described in (iii) immediately below) credited separately at the rate approved for and applicable to his or her participation for the Plan Year for such Deferral Agreement, such rate to be compounded quarterly for each Plan Year between the Plan Year to which the Deferral Agreement applies and the Plan Year in which his or her Disability occurs, inclusive, (iii) minus the amount of all Interim Distributions and Retirement Benefits, if any, paid to the Participant or to which the Participant is entitled on or before the date of onset of Disability with respect to such Deferral Agreement; provided that if the above calculation results in a negative amount, such result shall be deemed to be zero and such negative amount shall not be collected from, or enforced against, the Participant as a claim by his or her Employer. If the Participant receives or is entitled to receive a benefit hereunder, then no person or persons shall receive or be entitled to receive any benefit or payment under any other Section of this Plan or under any Deferral Agreement, notwithstanding any other provisions of this Plan or any Deferral Agreement.

5.5        Termination of Employment Prior to Retirement or Disability. If an Employee Participant terminates employment with his or her Employer, and is not immediately reemployed by another Employer (or, in the case of a Non-Grandfathered Participant, by any other entity with which his or her Employer would be considered a single employer under Code Section 414(b) or 414(c)), prior to death, Disability or Retirement, then a benefit amount shall be paid to the Participant, in a lump sum (or, in the case of a Grandfathered Participant, either in lump sum or in five (5) annual installments, at the election of the Board), as soon as administratively practicable after the first (1st) day of January following his or her date of termination (and anniversaries thereof in case of installments), which amount with respect to each of the Participant’s Deferral Agreements shall be equal to (i) the amount deferred pursuant to such Deferral Agreement, (ii) plus interest on such amount (adjusted to take into account all payments described in (iii) immediately below) credited separately at a rate equal to the rate on ten (10) year United States Treasury obligations on each date for which interest is to be credited, compounded quarterly, for each Plan Year between the Plan Year to which the Deferral Agreement applies and the Plan Year in which the termination occurs, inclusive, (iii) minus the amount of all Interim Distributions and Retirement Benefits, if any, paid to the Participant or to which the Participant is entitled on or before the date of his or her termination with respect to such Deferral Agreement; provided that if the above calculation results in a negative amount, such result shall be deemed to be zero and such negative amount shall not be collected from, nor enforced against, the Participant as a claim by his or her Employer. If the Participant receives or is entitled to receive a benefit hereunder, then no person or persons shall then or thereafter receive any benefit or payment under any other Section of this Plan or any Deferral Agreement, notwithstanding any other provision of this Plan or any Deferral Agreement.

5.5A    Termination of Employment Under Change in Control Severance Plan. A Participant (i) who as of his or her termination of employment has not satisfied the age and service requirements for Retirement, (ii) who will be treated under the Change in Control

Severance Plan as having satisfied such requirements upon terminating employment under the circumstances specified therein, and (iii) who elects on or before December 31, 2006, to be covered under these terms, shall be deemed to have made a new payment election to have his or her entire Plan benefit paid as if the Participant’s termination of employment constituted a Retirement for all purposes of the Plan. Notwithstanding anything to the contrary in this Plan, no such election made after December 31, 2006, shall be valid and the new payment election described above shall in no event change the terms of payment with respect to benefits that otherwise would have been paid in 2006, or to cause payments to be made in 2006.

5.5B     Termination of Employment Under Executive Severance Agreement. A Participant who has an Executive Severance Agreement with BellSouth and (i) who as of his or her “Termination Date,” as defined in the Executive Severance Agreement, has not satisfied the age and service requirements for Retirement, (ii) who will be treated under the Executive Severance Agreement as having satisfied such requirements upon terminating employment under the circumstances specified therein, and (iii) who elects on or before December 31, 2006, to be covered under these terms, shall be deemed to have made a new payment election to have his or her entire Plan benefit paid as if the Participant’s termination of employment constituted a Retirement for all purposes of the Plan. Notwithstanding anything to the contrary in this Plan, no such election made after December 31, 2006, shall be valid, and the new payment election described above shall in no event change the terms of payment with respect to benefits that otherwise would have been paid in 2006, or to cause payments to be made in 2006.

5.6        Distributions to Code Section 409A Specified Employees. Notwithstanding any provision of this Plan to the contrary, with respect to any Non-Grandfathered Participant who is a “specified employee” for purposes of Code Section 409A, no payment of any portion of the Non-Grandfathered Participant’s benefit amount which is occasioned by the Non-Grandfathered Participant’s separation from service shall be made before the date that is six (6) months after the date of such Participant’s separation from service.

ARTICLE 6

MISCELLANEOUS

6.1        Beneficiary Designation. If a Participant dies and, on the date of his or her death, any benefit or benefits remain to be paid to the Participant under the terms and conditions of this Plan, the remaining benefit or benefits shall be paid to that person or persons designated by the Participant (“Designated Beneficiary”) on the form provided from time to time to the Participant by his or her Employer in accordance with the Deferral Agreement. If the Designated Beneficiary dies prior to completion of all payments under the Deferral Agreement, the estate of the Designated Beneficiary shall be paid by the Employer a lump sum with respect to each of the Participant’s Deferral Agreements for Plan Years after 1985 as soon as administratively practicable after the first (1st) day of January following the year in which the Designated Beneficiary died. The amount of the lump sum with respect to each such Deferral Agreement will be equal to (i) the amount deferred pursuant such Deferral Agreement, (ii) plus interest on each amount (adjusted to take into account all payments described in (iii) immediately below) credited separately at the rate approved for and applicable to the Participant’s participation for the Plan Year for which he or she executed such Deferral Agreement, such rate to be compounded quarterly for each Plan Year between the Plan Year to which the Deferral Agreement applies and the Plan Year in which the Designated Beneficiary’s death occurs, inclusive, (iii) minus the amount of all Interim Distributions and Retirement Benefits, if any, paid to the Participant or Designated Beneficiary with respect to such Deferral Agreement; provided that (x), if the above calculation results in a negative amount, such result shall be deemed to be zero and such negative amount shall not be collected from, or enforced against, the estate of the Designated Beneficiary, and (y) the amount paid with respect to a Deferral Agreement that is a Stock Unit Agreement will be the value of the Participant’s Stock Unit account for such Deferral Agreement as determined under Section 4.5(b) for such January 1st scheduled payment date instead of the amount otherwise determined by applying (i), (ii) and (iii) immediately above to such Deferral Agreement. If no Designated Beneficiary has been chosen by the Participant or if the Designated Beneficiary is not living on the date of the Participant’s death, the estate of the Participant shall be paid by the Employer in a lump sum with respect to each of the Participant’s Deferral Agreements for Plan Years after 1985 as soon as administratively practicable after the first (1st) day of January following the year in which the Participant died. The amount of the lump sum shall be determined in the manner described in the immediately preceding sentence of this Section 6.1. In the case of a Deferral Agreement for Plan Year 1985, any Plan benefit payable following the death of the Participant will be paid to the estate of the Participant if no Designated Beneficiary is in existence on the scheduled payment date.

6.2        Obligations of Employers not the Obligations of BellSouth. The duties and obligations of each Employer hereunder are several but not joint, each Employer is only liable to its own employees and Nonemployee Directors who are Participants hereunder, and BellSouth is not liable for the actions, omissions, duties or obligations of any other Employer hereunder.

6.3        Recalculation Events; Treatment of this Plan under Applicable Federal Income Tax Laws. With respect to Grandfathered Participants, the adoption and maintenance of the Plan is strictly conditioned upon (i) the applicability of Code Section 451(a) to the Participant’s recognition of gross income as a result of his or her participation, (ii) the fact that Participants will not recognize gross income as a result of participation in this Plan until and to the extent that benefits are received, (iii) the applicability of Code Section 404(a)(5) to the deductibility of the amounts paid to Participants hereunder, (iv) the fact that an Employer will not receive a deduction for amounts credited to any accounting reserve created as a result of this Plan until and only to the extent that benefits are paid, and (v) the inapplicability of Parts 2, 3, and 4 of Title I of ERISA to this Plan by reason of the exemptions set forth in ERISA Sections 201(a), 301(a) and 401(a) and Part 1 of ERISA by reason of the exemption set forth in Section 2520.104-23 of applicable United States Department of Labor regulations. If the Internal Revenue Service, the Department of Labor or any court determines or finds as a fact or legal conclusion that any of the above conditions is untrue and issues or intends to issue an assessment, determination, opinion or report stating such, or if the opinion of the legal counsel of BellSouth based upon legal authorities then existing is that any of the above assumptions is incorrect, then, if the Board so elects within one year of such finding, determination, or opinion, a Recalculation Event shall be deemed to have occurred.

If a Recalculation Event occurs under this Section 6.3, Section 6.4, or any other Section of this Plan, then each Grandfathered Participant who has not attained the age of fifty-five (55) years on the date on which the Board takes official action to elect the occurrence of a Recalculation Event shall thereafter be paid benefits in accordance with the election made irrevocably in connection therewith in the Deferral Agreement. For each such Grandfathered Participant the amount of Retirement benefit stated in the Deferral Agreement shall be recalculated and restated using a rate of interest equal to the rate of interest on ten (10) year United States Treasury obligations on each date upon which interest should have been or will be calculated, compounded quarterly, instead of the interest rate assumed in originally calculating the benefit, as referenced in Section 4.2.

Notwithstanding anything to the contrary contained in this Plan or a Deferral Agreement, the benefits payable with respect to any Participant who shall have either (i) attained the age of fifty-five (55) years or (ii) died, on or prior to the date on which the Board takes official action to elect the occurrence of a Recalculation Event under either Sections 6.3 or 6.4 of this Plan, shall not be recalculated and restated in the manner described in such Sections or in any other way affected by such action. If such Participant or Designated Beneficiary receives or is entitled to receive a benefit as result of the occurrence of a Recalculation Event, then no person or persons shall receive or be entitled to receive any benefit or payment under any other Section of this Plan or under any Deferral Agreement, notwithstanding any other provision of this Plan or the Deferral Agreement.

This Section 6.3 shall be inapplicable with respect to any Non-Grandfathered Participant.

6.4        Changes in the Internal Revenue Code of 1954. With respect to Grandfathered Participants, the adoption and maintenance of this Plan also is strictly conditioned upon the existence and continuation of the percentage tax rates for corporations stated in Section 11(b) of the Internal Revenue Code of 1954, as amended through August 13, 1981 but not thereafter (the “1954 Code”). In particular, the adoption and maintenance of this Plan is strictly conditioned upon the rate of tax stated in Section 11(b)(5) of the 1954 Code, that is, “46 percent of so much of the taxable income as exceeds $100,000.” If (1) 1954 Code Section 11(b) is deleted or amended or a surtax or other addition to tax is imposed and, as a result thereof, the rate of federal income tax imposed on taxable income of corporations in excess of One Hundred Thousand Dollars ($100,000) is reduced below such rate in effect immediately before reduction and is less than forty percent (40%), (2) a tax is imposed by the federal government on income, sales, consumption, or the value of goods and services which is not currently contained in the Code, or (3) the Code is amended or restated so extensively that in the opinion of the legal counsel of BellSouth the tax treatment of this Plan to the Employer has materially changed to the detriment of the Employer, then, if the Board so elects within one year after the enactment of the legislation causing such event, a Recalculation Event shall be deemed to have occurred and a benefit will be payable only as described in Section 6.3.

This Section 6.4 shall be inapplicable with respect to any Non-Grandfathered Participant.

6.5          Governing Law. This Plan and the Deferral Agreements shall be construed in accordance with the laws of the State of Georgia to the extent such laws are not preempted by ERISA.

6.6        Successors, Mergers, Consolidations. The terms and conditions of this Plan and each Deferral Agreement shall inure to the benefit of and bind BellSouth, the other Employers, the Participants, their successors, assigns, and personal representatives. If substantially all of the assets of any Employer are acquired by another corporation or entity or if an Employer is merged into, or consolidated with, another corporation or entity, then the obligations created hereunder and as a result of the Employer’s acceptance of Deferral Agreements shall be obligations of the successor corporations or entity.

6.7        Discharge of Employer’s Obligation. The payment by the Employer of the benefits due under each and every Deferral Agreement to the Participant or to the person or persons specified in Section 6.1 or Section 6.1A discharges the Employer’s obligations hereunder, and the Participant has no further rights under this Plan or the Deferral Agreements upon receipt by the appropriate person of all benefits.

In addition, (i) if any payment is made to a Participant or his or her Designated Beneficiary with respect to benefits described in this Plan from any source arranged by the Employer including, without limitation, any fund, trust, insurance arrangement, bond, security device, or any similar arrangement, such payment shall be deemed to be in full and complete satisfaction of the obligation of the Employer under this Plan and the Deferral Agreements to the extent of such payment as if such payment had been made directly by the Employer; and (ii) if any payment from a source described in clause (i) above shall be made, in whole or in part, prior to the time payment would be made under the terms of this Plan and the Deferral Agreement, such payment shall be deemed to satisfy the Employer’s obligation to pay Plan benefits beginning with the benefit which would next become payable under the Plan and the Deferral Agreement and continuing in the order in which benefits are so payable, until the payment from such other source is fully recovered. In determining the benefits satisfied by a payment described in clause (ii), Plan benefits, as they become payable, shall be discounted to their value as of the date such actual payment was made using an interest rate equal to the valuation interest rate for deferred annuities as last published by the Pension Benefit Guaranty Corporation prior to the date of such actual payment. If the benefits which actually become payable under this Plan, after applying the discount described in the preceding sentence, are less than the amount of the payment(s) described in clause (ii), any such shortfall shall not be collected from or enforced against the Participant as a claim by the Employer.

6.8        Social Security and Income Tax Withholding. Each Participant agrees as a condition of participation hereunder that his or her Employer may withhold federal, state, and local income taxes and Social Security taxes from any distribution or benefit paid hereunder.

6.9        Notice; Delivery of Deferral Agreement. Any notice required to be delivered hereunder and any Deferral Agreement is properly delivered to Employer when personally delivered to, or actually received from the United States mail, postage prepaid, by Executive Compensation Matters Group, Room 13K06, BellSouth Corporation, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610, or at such other address as the Plan Administrator shall prescribe from time to time.

6.10      Nature of Obligations Created Hereunder. The Participants agree as a condition of participation hereunder that:

(a)         Participants have the status of general, unsecured creditors of the Employer and the Plan, and the Deferral Agreements constitute the mere promise by the Employer to make benefit payments in the future;

(b)        Nothing contained in this Plan or any Deferral Agreement shall create or be construed to create a trust of any kind between BellSouth, any Employer, and any Participant.

(c)         Benefits payable, and rights to benefits under, this Plan and Deferral Agreements may not be anticipated, sold, assigned (either at law or in equity), transferred, pledged, encumbered or subject to attachment, garnishment, levy, execution or other legal or equitable process.

The Plan is intended to be unfunded for purposes of ERISA and the Code.

6.11      No Modification of Employment Agreement. Neither this Plan nor any Deferral Agreement constitutes a modification of the employment agreement of any Participant, and no right to continued employment is created by this Plan or the Deferral Agreement.

6.12     Liability of Employers for Individual Participants Employed by More than One Employer; Applicability of Deferral Agreement Filed with One Employer to Subsequent Employers. Any Deferral Agreement which is timely executed and delivered to an Employer shall be effective to defer Compensation earned by the Participant from that Employer or any other Employer during the period in which the Deferral Agreement is effective. The execution and delivery of a Deferral Agreement by a Participant constitutes an election by the Participant to defer Compensation earned from any Employer under the terms of this Plan. A Participant who timely executes and delivers a Deferral Agreement to one Employer and who subsequently transfers to another Employer or otherwise terminates employment and becomes employed by another Employer shall have the Compensation which is paid to him or her by both Employers reduced under the terms of the Deferral Agreement and this Plan as if the transfer or termination and reemployment had not occurred. The Employer which accepts an executed, timely delivered

Deferral Agreement is liable to the Participant for all benefits which may be payable under, and as a result of, that Deferral Agreement notwithstanding the transfer of a Participant to or from another Employer, or the termination and reemployment of a Participant by another Employer. If a Participant timely executes and delivers Deferral Agreements to more than one Employer, each Employer is singly and not jointly liable for the Deferral Agreement or Deferral Agreements which it accepted. Any provision of this Plan which refers to a benefit or payment which is payable as a result of more than one (1) Deferral Agreement shall be construed to apply only to the Deferral Agreements delivered by that Participant and accepted by each separate Employer of that Participant, and not to all Deferral Agreements executed and timely delivered by one Participant or all Participants to all Employers, each Deferral Agreement which incorporates the terms of this constituting a separate contractual obligation of a single Employer.

6.13      Savings Clause. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

6.14      Plan to Comply with Code Section 409A. Notwithstanding any provision to the contrary in this Plan, each provision of this Plan shall be interpreted to permit the deferral of compensation and the payment of deferred amounts in accordance with Code Section 409A and any provision that would conflict with such requirements shall not be valid or enforceable.

EXHIBIT A

DEFERRAL AGREEMENT

FOR THE BELLSOUTH NONQUALIFIED DEFERRED COMPENSATION PLAN

(for Nonemployee Directors)

1.          Amount of Deferral. I, ____________________________________________ (___-__-___), hereby agree to participate in the BellSouth Nonqualified Deferred Compensation Plan (“Plan”). I have read the Plan in its entirety and agree to its terms and conditions, which are incorporated herein by reference. Pursuant to the terms of the Plan, I elect to defer from my compensation to be paid to me in Plan Year 19__ ___% of my compensation. (Choose amount less than or equal to 100% of Compensation.) I understand that the Compensation which ordinarily would be paid to me in that Plan Year will be reduced by the amount of my deferral and that such reduction will be made only from my retainer and fees as a director. I further understand that the amount of directors’ fees which will be paid to me depends on the full performance of my obligations as a director for the entire year and that the total amount of directors’ fees paid to me during the year will be decreased from the amount normally paid to directors if I fail to attend any scheduled meetings of the Board of Directors or the committees upon which I serve.

2.          Retirement Benefits. In consideration for my deferral, the Employer shall pay to me the following benefits determined in accordance with the terms and conditions of the Plan:

3.          Interim Distributions. In consideration for my deferral, the Employer shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the Plan:

4.          Recalculation Event. If a Recalculation Event applicable to me occurs, the Employer shall pay to me benefits in an amount determined in accordance with the terms and conditions of paragraph 6.3 of the Plan paid in accordance with the terms elected below. The undistributed balance of the recalculated amount will continue to accumulate at the reduced rate specified in paragraph 6.3 of the Plan.

•	Recalculated amount paid in a lump sum as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.

•	Recalculated amount paid in four annual payments beginning as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.

•	Recalculated amount paid in same number of payments beginning on the same date as specified in paragraph 2 of this Agreement.

5.          Irrevocable Election. This election is irrevocable after November 30 immediately preceding the Plan Year to which this Agreement pertains.

6.          Primacy of Plan. I recognize that I am entitled to benefits hereunder and that this Agreement is subject to the terms and conditions of the Plan.

___	I decline to participate in Plan Year 19__.

__________________________________	____________________________________
Director Signature	Employer Signature

__________________________________	____________________________________
Date	Date

EXHIBIT B

DEFERRAL AGREEMENT

FOR THE BELLSOUTH NONQUALIFIED DEFERRED COMPENSATION PLAN

(for officers and selected executive employees)

1.          Amount of Deferral. I, ________________________________, hereby agree to participate in the BellSouth Nonqualified Deferred Compensation Plan (“Plan”). I have read the Plan in its entirety and agree to its terms and conditions, which are incorporated herein by reference. Pursuant to the terms of the Plan, I elect to defer from my compensation to be paid to me in Plan Year 19__ the sum of ________Dollars. (Choose amount less than or equal to 35% of Compensation Rate rounded to the next higher thousand dollars). I understand that my Compensation which ordinarily would be paid to me in that Plan Year will be reduced by the amount of my deferral, and that such reduction will be made only from my gross monthly salary, not from my bonus or incentive award which may be payable to me.

2.          Retirement Benefits. In consideration for my deferral, the Employer shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the Plan:

3.          Interim Distributions. In consideration for my deferral, the Employer shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the Plan:

4.          Recalculation Event. If a Recalculation Event applicable to me occurs, the Employer shall pay to me benefits in an amount determined in accordance with the terms and conditions of paragraph 6.3 of the Plan paid in accordance with the terms elected below. The undistributed balance of the recalculated amount will continue to accumulate at the reduced rate specified in paragraph 6.3 of the Plan

•	Recalculated amount paid in a lump sum as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.

•	Recalculated amount paid in four annual payments beginning as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.

•	Recalculated amount in same number of payments beginning on the same date as specified in paragraph 2 of this Agreement.

5.            Irrevocable Election. This election is irrevocable after November 30 immediately preceding the Plan Year to which this Agreement pertains.

6.          Primacy of Plan. I recognize that I am entitled to benefits hereunder and that this Agreement is subject to the terms and conditions of the Plan.

___	I decline to participate in Plan Year 19__.

__________________________________	____________________________________
Director Signature	Employer Signature

__________________________________	____________________________________
Date	Date

EXHIBIT C

DEFERRAL AGREEMENT

FOR THE BELLSOUTH NONQUALIFIED DEFERRED COMPENSATION PLAN - SCHEDULE B

(for Nonemployee Directors)

1.          Amount of Deferral. I, ______________________________ (___-__-____), hereby agree to participate in the BellSouth Nonqualified Deferred Compensation Plan (“Plan”). I have read the Plan in its entirety and agree to its terms and conditions, which are incorporated herein by reference. Pursuant to the terms of the Plan, I elect to defer from my Compensation to be paid to me in Plan Year 19__ __% of my Compensation. (Choose amount less than or equal to 100% of Compensation.) I understand that the Compensation which ordinarily would be paid to me in that Plan Year will be reduced by the amount of my deferral and that such reduction will be made only from my retainer and fees as a director. I also understand that the amount of directors’ fees which will be paid to me depends on the full performance of my obligations as a director for the entire year and that the total amount of directors’ fees paid to me during the year will be decreased from the amount normally paid to directors if I fail to attend any scheduled meetings of the Board of Directors or the committees upon which I serve. I further understand that my election below will be irrevocable after the November 30th immediately preceding the above Plan Year and recognize that my benefits under this Agreement are subject to the terms and conditions of the Plan.

[CHECK AND COMPLETE WHICHEVER ONE APPLIES OF A, B OR C BELOW]

___	A.	FIXED BENEFIT AGREEMENT ELECTION

2.          Retirement Benefits. In consideration for my deferral, the Employer shall pay to me the following benefits determined in accordance with the terms and conditions of the Plan:

Beginning on January 1, ____ the Employer will pay me $___________
annually for ____ years.

3.	Interim Distributions. Not applicable.

4.

Recalculation Event. If a Recalculation Event applicable to me occurs, the Employer shall pay to me benefits in an amount determined in accordance with the terms and conditions of paragraph 6.3 of the Plan paid in accordance with the terms elected below. The undistributed balance of the recalculated amount will continue to accumulate at the reduced rate specified in paragraph 6.3 of the Plan.

•	Recalculated amount paid in a lump sum as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.

•	Recalculated amount paid in four annual payments beginning as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.

•	Recalculated amount paid in same number of payments beginning on the same date as specified in paragraph 2 of this Agreement.

___	B.	STOCK UNIT AGREEMENT ELECTION

2.          Retirement Benefits. In consideration for my deferral, I will be credited with Stock Units based upon Compensation deferred and dividend equivalents and the Employer shall pay to me the value of those Stock Units in ________ (specify number not to exceed 10) annual installments, the first of which shall be paid as of the first day of the calendar quarter following my Retirement and the remainder of which shall be paid as of each succeeding anniversary of such date.

3.	Interim Distributions. Not applicable.

4.	Recalculation Event. Not applicable.

___	C.	DECLINE PARTICIPATION

I decline to participate for Plan Year 19__.

__________________________________	____________________________________
Director Signature	Employer Signature

__________________________________	____________________________________
Date	Date

EXHIBIT D

DEFERRAL AGREEMENT

FOR THE BELLSOUTH NONQUALIFIED DEFERRED COMPENSATION PLAN

(For officers and selected executive employees)

THIS AGREEMENT is made this _____ day of ____________, 19 __ , by and between _______________________ (the “Company”) and _________________ (the “Executive”);

W I T N E S S E T H:

WHEREAS, the Executive may retire from the service of the Company under the terms of a separation arrangement to be mutually agreed upon (the “Separation Agreement”); and

WHEREAS, the Company desires to permit the Executive to elect irrevocably to defer, under the BellSouth Nonqualified Deferred Compensation Plan (the “Plan”), a portion of the lump-sum separation allowance to which he may become entitled under the Separation Agreement, and the Executive desires to make such deferral;

NOW, THEREFORE, it is mutually agreed as follows:

1.

PLAN PROVISIONS CONTROL

The Plan, including all terms, conditions, restrictions and limitations contained therein, is hereby incorporated by reference and made a part of this Agreement for all purposes. The terms and conditions applicable to the plan year of the Plan in which the Executive separates from service shall apply to deferrals hereunder. In interpreting the Plan for purposes of this Agreement, the lump-sum separation allowance payable under the Separation Agreement shall not be included in the Executive’s “Compensation Rate” as that term is used in the Plan.

2.

CONDITIONAL DEFERRAL

The deferral election contained herein shall be irrevocable by the Executive upon its submission to the Company but shall be expressly conditioned upon the Executive’s separation from service under the Separation Agreement. If the Executive does not separate from service under the Separation Agreement, this Agreement shall be null and void. Neither the Company’s offering of this deferral opportunity to the Executive, the Company’s acceptance of the Executive’s deferral election contained in this Agreement, nor any other provision hereof shall in any way be construed as conferring upon the Executive any right or entitlement to any payment under the Separation Agreement.

3.

DEFERRAL ELECTION(S)

The Executive hereby irrevocably elects to defer from the lump-sum separation allowance payable under the Separation Agreement the dollar amount by which any election of deferrals from base salary under the Plan for the plan year of the Plan in which the Executive separates from service has not been satisfied by the time the Executive separates.

YES _______   NO _______

Such amounts shall be subject to the terms of the
original Deferral Agreement to which they relate.

I understand that the lump-sum separation allowance payable under the Separation Agreement which would otherwise have been paid to me will be reduced by the amount of my deferral(s).

4.

RETIREMENT BENEFITS

In consideration of my deferral described in section 3(a) above, if any, the Company shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the Plan:

5.

INTERIM DISTRIBUTIONS

In consideration for my deferral described in section 3(a) above, if any, the Company shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the Plan:

6.

RECALCULATION EVENT

If a Recalculation Event occurs, the Company shall pay to me benefits attributable to my deferral described in section 3(a) above in an amount determined in accordance with the terms elected below. The undistributed balance of the recalculated amount will continue to accumulate at the reduced rate specified in paragraph 6.3 of the Plan.

•	Recalculated amount paid in a lump sum as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.

•	Recalculated amount paid in four annual payments beginning as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.

•	Recalculated amount paid in same number of payments beginning on the same date as specified in paragraph 2 of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by a duly authorized officer, and the Executive has hereunto set his hand, as of the date set forth above.

Executive:	THE COMPANY:

__________________________________	By: ________________________________
Signature	Signature

__________________________________	___________________________________
Name (Print)	Title